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                                                                     Exhibit 21

Subsidiaries of AmeriServe Food Distribution, Inc.


Name of Entity
                                                 Jurisdiction of
Name of Entity                                    Organization

AmeriServe of Canada Ltd.                           Ontario
AmeriServe Funding Corporation                      Delaware
AmeriServe Transportation, Inc.                     Nebraska
Chicago Consolidated Corporation                    Illinois
Delta Transportation, Ltd.                          Wisconsin
Northland Transportation Services, Inc.             Nebraska
PFS de Mexico, S.A. de C.V.                         Mexico
Servicios AmeriServe S.A. de C.V.                   Mexico
ASNC, Inc.                                          Delaware
ProSource Investments, Inc.                         Delaware
ProSource Mexico Holdings, Inc.                     Delaware
PSC Services of Florida, Inc.                       Delaware
ProSource Distribution Services Limited             Canada
PSD Transportation Services, Inc.                   Nevada
Vantix Logistics Ltd.                               Texas
NAVC Corp.                                          Nevada
North American Vantix Corp.                         Delaware